Exhibit 4.7
EXECUTION COPY
SECOND AMENDED AND RESTATED SECURITYHOLDERS’ AGREEMENT
Dated as of August 27, 2009
Among
XStream Systems, Inc.
and
Each of the Securityholders Named Herein

i

Table Of Contents
(continued)

		Page

7.13	Severability	20
7.14	Counterparts	21
7.15	Interpretation	21
7.16	Delivery by Facsimile	21
7.17	Failure to Deliver Securities	21

Exhibits

Exhibit A	List of Securityholders
Exhibit B	Form of Joinder Agreement

ii

SECOND AMENDED AND RESTATED SECURITYHOLDERS’ AGREEMENT
     THIS SECOND AMENDED AND RESTATED SECURITYHOLDERS’ AGREEMENT (this “Agreement”) is dated as of August 27, 2009 by and among XStream Systems, Inc., a Delaware corporation (the “Corporation”), each of the Persons set forth on Exhibit A attached hereto and each other holder of Securities (as hereinafter defined) that may hereafter become bound by the terms of this Agreement (each a “Securityholder” and collectively, the “Securityholders”).
RECITALS
     WHEREAS, pursuant to the Original Purchase Agreement, certain of the Securityholders purchased shares of the Series A Preferred Stock on the First Closing Date (the “First Round Investors”);
     WHEREAS, pursuant to the Original Purchase Agreement, certain of the Securityholders purchased Series B Units on the Second Closing Date (the “Second Round Investors”);
     WHEREAS, pursuant to the Original Purchase Agreement, certain of the Securityholders purchased additional Series B Units on the Third Closing Date (the “Third Round Investors”);
     WHEREAS, pursuant to numerous Equity Participation Closings (as defined in the Original Purchase Agreement), certain of the Securityholders purchased Series C Units (the “Series C Investors”);
     WHEREAS, concurrently with the execution of this Agreement, the Corporation is issuing and selling up to an aggregate of Seven Hundred Thousand (700,000) shares of authorized and unissued shares of Series D Preferred Stock along with Series D Warrants to the investors (the “Series D Investors”) party to the Series D Preferred Stock Purchase Agreement with the Corporation, dated as of the date of this Agreement (the “Series D Purchase Agreement”);
     WHEREAS, the First Round Investors, the Second Round Investors, the Third Round Investors, the Series C Investors, certain other stockholders of the Corporation and the Corporation are parties to an Amended and Restated Securityholders’ Agreement, dated as of the Second Closing Date, as amended by that certain Amendment, dated as of the Third Closing Date, and as further amended by that certain Second Amendment, dated as of June 1, 2009 (the “A&R Securityholders’ Agreement”), which they desire to amend and restate, to among other things, allow the Series D Investors who are not already parties to the A&R Securityholders’ Agreement to become parties thereto and to include the Series D Preferred Stock and the Series D Warrants;
     WHEREAS, the Securityholders, collectively, are the holders of (i) a portion of the issued and outstanding shares of the Common Stock, (ii) all of the issued and outstanding shares of the Series A Preferred Stock, (iii) all of the issued and outstanding shares of the Series B Preferred Stock and the Series B Warrants, (iv) all of the issued and outstanding shares of the

Series C Preferred Stock and the Series C Warrants and (v) all of the issued and outstanding shares of the Series D Preferred Stock and the Series D Warrants with each respective Securityholder owning the Securities set forth on Exhibit A attached hereto;
     WHEREAS, the Corporation and the Securityholders desire, among other things, to restrict the transferability and ownership of the Securities and to provide for continuity and harmony in the management and operation of the Corporation, and therefore desire to set forth their agreements regarding the management of the Corporation and the ownership of the Securities; and
     WHEREAS, the execution and delivery of this Agreement by the Corporation and the holders of at least a majority of the outstanding shares of Common Stock on a Fully-Diluted Basis (including a majority of the Conversion Common Shares voting as a separate class and on a Fully-Diluted Basis) is a condition to the obligations of the Series D Investors under the Series D Purchase Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below (capitalized terms used but not defined herein shall have the meanings set forth in the Certificate of Incorporation):
          “A&R Securityholders’ Agreement” shall have the meaning specified in the recitals.
          “Affiliate” shall mean, with respect to any particular Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning specified in the preamble.
          “Amended Series B Designation” shall mean the Amended Certificate of Designation relating to the Series B Preferred Stock filed with the Secretary of State of Delaware in connection with the closing under the Series D Purchase Agreement, as may be amended from time to time.
          “Amended Series C Designation” shall mean the Amended Certificate of Designation relating to the Series C Preferred Stock filed with the Secretary of State of Delaware in connection with the closing under the Series D Purchase Agreement, as may be amended from time to time.

          “Approved Sale” shall have the meaning specified in Section 4.1(a).
          “Board” shall mean the Board of Directors of the Corporation.
          “Certificate of Incorporation” shall mean the Corporation’s Certificate of Incorporation, as amended to date (after giving effect to the filing of the Second Amended Series A Designation, the Amended Series B Designation, the Amended Series C Designation and the Series D Certificate of Designation with the Delaware Secretary of State), and as may be further amended or restated from time to time.
          “Change of Control Event” shall mean with respect to the Corporation, either in a single transaction or a series of transactions, (i) any sale or other disposition of the capital stock of the Corporation, or the merger or consolidation of the Corporation resulting, directly or indirectly, in greater than fifty percent (50%) of the issued and outstanding capital stock of the Corporation being owned, in the aggregate, by any Person or Persons other than the Securityholders or any of their Permitted Transferees or (ii) the sale or other disposition of all or substantially all the assets of the Corporation; provided, however, a merger or consolidation of the Corporation with or into a wholly-owned subsidiary that does not change the beneficial ownership (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of the outstanding equity securities of the Corporation shall not be deemed a Change of Control Event.
          “Common Stock” shall mean the common stock, $.0001 par value per share of the Corporation.
          “Confidential Information” shall have the meaning specified in Section 7.5(b).
          “Conversion Common Shares” shall mean:
          (i) any shares of Common Stock issued or issuable upon conversion of any shares of Preferred Stock and
          (ii) any shares of Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reincorporation.
          “Corporation” shall have the meaning specified in the preamble.
          “Co-Sale Election Notice” shall have the meaning specified in Section 3.4(b).
          “Co-Sale Period” shall have the meaning specified in Section 3.4(b).
          “Co-Sale Pro Rata Share” shall have the meaning specified in Section 3.4(e).
          “Co-Sale Right” shall have the meaning specified in Section 3.4(a).
          “First Closing Date” shall mean March 14, 2007.

          “First Round Investors” shall have the meaning specified in the recitals and includes any Permitted Transferees.
          “Fully-Diluted Basis” shall mean assuming the exercise, conversion or exchange of all (i) options, warrants or other securities or rights to subscribe to or exercisable for the purchase of Shares, whether or not immediately exercisable, or (ii) other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Shares, whether or not immediately exercisable.
          “Initial Public Offering” shall mean the Corporation’s initial public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act.
          “Investors” shall mean the First Round Investors, the Second Round Investors, the Third Round Investors, the Series C Investors and the Series D Investors.
          “Investor Director” shall have the meaning specified in Section 6.1(b).
          “Joinder” shall mean a joinder agreement, in the form of Exhibit B hereto, which shall be executed and delivered to the Corporation by each Person who becomes a Securityholder after the date hereof.
          “Management Securityholder” shall mean each of Brian Mayo, William Mayo and Walter Helfrecht.
          “New Securities” shall mean any shares of capital stock of the Corporation, including Common Stock and preferred stock (including the Preferred Stock), whether or not now authorized, and rights, options or warrants to purchase shares of Common Stock or preferred stock (including the Preferred Stock) and securities of any type whatsoever that are, or may by their terms become, convertible into or exchangeable for shares of Common Stock or preferred stock; provided however, “New Securities” shall not include the following:
          (i) shares of Common Stock issued upon the conversion of the Preferred Stock;
          (ii) the Warrants or any shares of Common Stock issued upon exercise of the Warrants;
          (iii) shares of Common Stock issued upon the exercise of Options or other Convertible Securities outstanding as of the First Closing Date;
          (iv) securities issued pursuant to a Board-approved (including at least one of the Investor Directors) acquisition of an entity by merger, purchase of substantially all of the assets or other reorganization;
          (v) shares of Common Stock issued to Catalyst pursuant to the Options granted under the Catalyst Letter Agreements;

          (vi) shares of Common Stock issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Corporation;
          (vii) up to an aggregate of Eight Hundred Thousand (800,000) shares of Common Stock reserved for issuance per year pursuant to the Option Plan (subject to adjustment in the event of stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and shares of Common Stock reserved for issuance pursuant to the Option Plan in lieu of the repayment of certain salary deferrals as approved by a majority of the Board (including at least one of the Investor Directors), which foregoing shares may be subject to Options or restricted stock awards granted under the Option Plan; provided that any Options that expire or terminate unexercised or any restricted stock awards that are repurchased by the Corporation pursuant to the terms of such award shall not be counted toward the maximum number set forth in this subparagraph (vii) unless and until such shares are subject to new restricted stock awards (or new Options) pursuant to the terms of the Option Plan;
          (viii) shares of Common Stock issued or issuable (including pursuant to Options) to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions in the ordinary course of business and approved by a majority of the Board, including a majority of the Investor Directors;
          (ix) shares of Common Stock issued or issuable in connection with bona-fide sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships or joint ventures entered into in the ordinary course of business and approved by a majority of the Board, including a majority of the Investor Directors (and by at least a majority of the shares of Preferred Stock and Conversion Common Shares, voting as a single class on a Fully-Diluted Basis, then outstanding, if required pursuant to the Certificate of Incorporation;
          (x) securities issued in connection with a Qualified IPO;
          (xi) Permitted Issuances; or
          (xii) up to an aggregate of Three Hundred Thirty Thousand (330,000) shares of Common that may be issued pursuant to options issued in substitution for outstanding options;
     provided that the aggregate number of shares of Common Stock issued or issuable pursuant to clauses (viii) and (ix) above shall not exceed Three Hundred Fifty Thousand (350,000) in any twelve (12) month period.
          “Non-Selling Securityholder” shall have the meaning specified in Section 3.2(a).
          “Offer Period” shall have the meaning specified in Section 3.4(a).
          “Option Plan” shall mean the Corporation’s Amended and Restated 2004 Stock Option Incentive Plan, as amended by that certain First Amendment, dated as of July 23, 2009

          “Original Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement, dated as of the First Closing Date, as amended by a First Amendment dated as of the Second Closing Date, as further amended by a Second Amendment dated as of the Third Closing Date, as further amended by a Third Amendment dated as of October 16, 2008 and as further amended by a Fourth Amendment dated as of February 26, 2009.
          “Over-Allotment Election Notice” shall have the meaning specified in Section 3.2(b).
          “Over-Allotment Election Period” shall have the meaning specified in Section 3.2(b).
          “Over-Allotment Notice” shall have the meaning specified in Section 3.2(b).
          “Over-Allotment Option” shall have the meaning specified in Section 3.3.
          “Over-Allotment Option Securities” shall have the meaning specified in Section 3.3.
          “Permitted Issuances” shall mean the issuance and sale of the Preferred Stock expressly contemplated by the Original Purchase Agreement and the Series D Purchase Agreement.
          “Permitted Transferee” shall mean:
          (i) in the case of a Securityholder that is an entity, any Affiliate of such Securityholder,
          (ii) in the case of a Securityholder who is a natural person, (x) the spouse or descendant (whether by blood, adoption or marriage) of such Securityholder or (y) a trust, partnership or other entity at least 90% of the equity and voting power of which is held by such natural person or the individuals with respect to such natural person specified in clause (x) and
          (iii) in the case of an Investor that is an entity, any Person holding an equity interest (including a partnership interest or limited liability company interest) in such Investor.
          “Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.
          “Preemptive Right Holder” shall have the meaning specified in Section 5.1(a).
          “Preemptive Right Notice” shall have the meaning specified in Section 5.1(a).
          “Preemptive Rights Period” shall have the meaning specified in Section 5.1(a).

          “Preferred Stockholder” shall mean a holder of shares of Preferred Stock or Conversion Common Shares.
          “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.
          “Pro Rata Share” shall mean, with respect to any Non-Selling Securityholder, the fraction obtained by dividing the total number of Securities (computed on a Common Stock equivalent basis) then held by such Non-Selling Securityholder by the total number of Securities (computed on a Common Stock equivalent basis) held by all Non-Selling Securityholders then outstanding.
          “Right of First Refusal” shall have the meaning specified in Section 3.1.
          “Right of First Refusal Election Notice” shall have the meaning specified in Section 3.2(a).
          “Right of First Refusal Election Period” shall have the meaning specified in Section 3.2(a).
          “Sale of the Corporation” shall mean either:
          (i) the sale, lease, Transfer, conveyance or other disposition, in one transaction or a series of related or unrelated transactions, of all or substantially all of the assets of the Corporation and its wholly-owned Subsidiaries, taken as a whole, or
          (ii) a transaction or series of related or unrelated transactions (including by way of merger, consolidation, recapitalization, reorganization or sale or issuance of shares) the result of which is that the holders of capital stock of the Corporation immediately prior to such transaction are (after giving effect to such transaction) no longer (or their respective Affiliates or their Permitted Transferees, are no longer), in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly, through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Corporation (or any successor thereto resulting from any such transaction(s)).
          “Second Amended Series A Designation” shall mean the Second Amended Certificate of Designation relating to the Series A Preferred Stock filed with the Secretary of State of Delaware in connection with the closing under the Series D Purchase Agreement, as may be amended from time to time.
          “Second Closing Date” shall mean December 19, 2007.
          “Second Round Investors” shall have the meaning specified in the recitals and includes any Permitted Transferees.

          “Securities” shall mean shares of Common Stock, shares of Preferred Stock, Series B Warrants, Series C Warrants, Series D Warrants or one or more of the foregoing.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Securityholder” shall have the meaning specified in the preamble.
          “Selling Securityholder” shall have the meaning specified in Section 3.1.
          “Series A Preferred Stock” shall mean the Series A Redeemable Convertible Preferred Stock, $.0001 par value per share of the Corporation.
          “Series B Preferred Stock” shall mean the Series B Redeemable Convertible Preferred Stock, $.0001 par value per share of the Corporation.
          “Series B Unit” shall mean one share of Series B Preferred Stock and five (5) Series B Warrants.
          “Series B Warrant” shall mean a warrant to purchase one share of Common Stock in the form attached as Exhibit A to the Series B Warrant Agreement.
          “Series B Warrant Agreement” shall mean the Amended and Restated Series B Warrant Agreement, dated as of the date of this Agreement, by and among the Corporation and the holders thereof.
          “Series C Investors” “ shall have the meaning specified in the recitals and includes any Permitted Transferees.
          “Series C Preferred Stock” shall mean the Series C Redeemable Convertible Preferred Stock, $.0001 par value per share of the Corporation.
          “Series C Unit” shall mean one share of Series C Preferred Stock and five (5) Series C Warrants.
          “Series C Warrant” shall mean a warrant to purchase one share of Common Stock in the form attached as Exhibit A to the Series C Warrant Agreement.
          “Series C Warrant Agreement” shall mean the Amended and Restated Series C Warrant Agreement, dated as of the date of this Agreement, by and among the Corporation and the holders thereof.
          “Series D Investors” “ shall have the meaning specified in the recitals and includes any Permitted Transferees.
          “Series D Preferred Stock” shall mean the Series D Redeemable Convertible Preferred Stock, $.0001 par value per share of the Corporation.
          “Series D Warrant” shall mean a warrant to purchase one share of Common Stock in the form attached as Exhibit A to the Series D Warrant Agreement.

          “Series D Warrant Agreement” shall mean the Series D Warrant Agreement, dated as of the date of this Agreement, by and among the Corporation and the holders of the Series D Warrants, pursuant to which the Series D Warrants are issued.
          “Shares” shall mean and include shares of Common Stock, shares of Preferred Stock, including any Conversion Common Shares, and all other securities of the Corporation which may be convertible into, exchangeable for, exercisable for or issued in exchange for or in respect of shares of Common Stock or Preferred Stock, including any Conversion Common Shares (it being understood that for purposes of determining any vote or consent of holders of Shares, the respective number of Shares held by a Securityholder shall be determined on a Fully-Diluted Basis).
          “Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which:
          (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
          (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.
For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.
          “Third Closing Date” shall mean May 30, 2008.
          “Third Round Investors” shall have the meaning specified in the recitals and includes any Permitted Transferees.
          “Transfer” shall mean any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, gift, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or will or the laws of descent and distribution). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
          “Transfer Notice” shall have the meaning specified in Section 3.2(a).

ARTICLE II
TRANSFERS
     2.1 General Prohibition on Transfers.
          (a) No Securityholder shall, directly or indirectly, Transfer any of such Securityholder’s Securities except (i) in accordance with the terms and conditions of this Agreement or (ii) to any Permitted Transferee. Any Transfer made or attempted in violation of this Agreement shall be null and void.
          (b) Notwithstanding anything to the contrary contained in this Agreement, no Management Securityholder shall Transfer any of such Management Securityholder’s Securities other than to a Permitted Transferee until March 14, 2012.
          (c) Each Securityholder agrees not to, directly or indirectly, Transfer any of such Securityholder’s Securities to any Person whose activities, products or services directly compete with the activities, products or services of the Corporation as reasonably determined in good faith by the Board as of the date of such proposed Transfer; provided that the foregoing limitation shall not apply to Transfers registered under the Securities Act or Rule 144 promulgated thereunder. The Corporation may impose stop transfer instructions with its transfer agent in order to enforce the foregoing limitation.
     2.2 Holdback. Each Securityholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated under the Securities Act (as such rule may be amended from time to time) of Securities, or any securities, options or rights convertible into or exchangeable or exercisable for Securities, or to lend, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities, or any securities, options or rights convertible into or exchangeable or exercisable for Securities, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences associated with ownership of the Securities, during the period beginning on the effective date of the registration statement relating to the Initial Public Offering and ending on the date specified by the Corporation and the underwriters managing such offering (such period not to exceed one hundred eighty (180) days), except as part of such offering and unless the underwriters managing such offering otherwise agree. Each Securityholder agrees to execute the standard lock-up agreement of the underwriters managing such offering reflecting the foregoing. In order to enforce the foregoing, the Corporation may impose stop-transfer instructions with respect to the Securities of each Securityholder until the end of such period.
     2.3 Transferees Required to Execute this Agreement. With respect to any Transfer of Securities by a Securityholder to any Transferee (including a Permitted Transferee), such Transferee shall, as a condition precedent to such Transfer, (a) execute and deliver to the Corporation a Joinder, pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement to the same extent as the Transferor, and (b) execute any other documents or agreements reasonably requested by the Board.

ARTICLE III
RIGHT OF FIRST REFUSAL AND CO-SALE RIGHT
ON PROPOSED TRANSFERS OF SECURITIES
     3.1 Right of First Refusal. Each Securityholder hereby grants to (a) each Preferred Stockholder and (b) the Corporation a right of first refusal (a “Right of First Refusal”) to purchase any or all Securities which such Securityholder (the “Selling Securityholder”) may, from time to time, propose to Transfer (other than with respect to a Transfer to a Permitted Transferee).
     3.2 Procedure.
          (a) In the event a Selling Securityholder wishes to make a Transfer of Securities (other than with respect to a Transfer to a Permitted Transferee), the Selling Securityholder shall deliver written notice (the “Transfer Notice”) to the Corporation specifying, in reasonable detail, (i) its bona fide intention to Transfer such Securities, (ii) the type of Securities to be Transferred, (iii) the number of such Securities to be Transferred, (iv) the proposed price per security therefor and material terms and conditions upon which the proposed Transfer is to be made, (v) the identity of each of the proposed Transferees and (vi) all other information reasonably necessary or requested by the Corporation to fully describe and confirm the bona fide nature of the proposed Transfer. As soon as practicable after the receipt of the Transfer Notice, the Corporation shall distribute such Transfer Notice to each Preferred Stockholder (or, in the case of a Selling Securityholder that is a Preferred Stockholder, to each other Preferred Stockholder) (the “Non-Selling Securityholders”). Each Non-Selling Securityholder shall have fifteen (15) days from the date of the receipt of the Transfer Notice (the “Right of First Refusal Election Period”) to exercise its Right of First Refusal to purchase such Non-Selling Securityholder’s respective Pro Rata Share (but not less than such Non-Selling Securityholder’s Pro Rata Share) of the Securities subject to the Transfer Notice (for the price and upon the terms specified therein). If any Non-Selling Securityholder elects to purchase its respective Pro Rata Share, such Non-Selling Securityholder shall notify the Corporation and the Selling Securityholder within the Right of First Refusal Election Period by written notice (the “Right of First Refusal Election Notice”).
          (b) If, after the expiration of the Right of First Refusal Election Period, any Non-Selling Securityholder has not exercised its Right of First Refusal to purchase its respective Pro Rata Share, the Corporation shall, within five (5) days of the expiration of the Right of First Refusal Election Period, provide the other Non-Selling Securityholders with written notice (the “Over-Allotment Notice”) indicating the aggregate amount of Securities as to which all Non- Selling Securityholders shall not have exercised their Rights of First Refusal. Each Non-Selling Securityholder who shall have elected to purchase its full Pro Rata Share of the Securities proposed to be Transferred by the Selling Securityholder shall have ten (10) days upon receipt of the Over-Allotment Notice (the “Over-Allotment Election Period”) to give notice (the “Over-Allotment Election Notice”) to the Corporation and the Selling Securityholder whether it elects to exercise its Over-Allotment Option granted in Section 3.3.
          (c) If, after expiration of the Over-Allotment Election Period, the Non-Selling Securityholders in the aggregate have elected not to purchase all of the Securities subject to the

Transfer Notice, then the Corporation shall have ten (10) days from the expiration of the Over-Allotment Election Period to purchase any or all of the Securities subject to the Transfer Notice and not purchased by the Non-Selling Securityholders by delivering written notice to the Selling Securityholder.
          (d) If the Corporation or any Non-Selling Securityholder shall have failed to deliver to the Selling Securityholder or the Corporation written notice with respect to its Right of First Refusal within the time periods described in this Section 3.2, it shall be deemed to have waived the rights described herein.
          (e) Settlement for the Securities to be purchased by either the Corporation or any Non-Selling Securityholder pursuant to this Section 3.2 shall be made in cash within fifty (50) days from the Corporation’s deemed date of receipt of the Transfer Notice; provided, however, that if the terms of payment for the Securities specified in the Transfer Notice were for other than cash against delivery, each of the Corporation and the Non-Selling Securityholders may pay to the Selling Securityholder the fair market value of such consideration (as determined in good faith by the Board) in cash.
     3.3 Over-Allotment Option. In the event that the Non-Selling Securityholders, in the aggregate, do not purchase all of the Securities offered by the Selling Securityholder pursuant to the Right of First Refusal described in this Article III, then any Non-Selling Securityholder that shall have exercised its Right of First Refusal to purchase its full Pro Rata Share of such Securities shall also have the right (the “Over-Allotment Option”) to purchase up to all of its respective Pro Rata Share among such Non-Selling Securityholders (or such other proportion as may be agreed to by all of the Non-Selling Securityholders that have exercised their Rights of First Refusal) of the remaining Securities (the “Over-Allotment Option Securities”) offered in accordance with this Section 3.3, in addition to such Securities it has already elected to purchase, as provided in Section 3.2(b).
     3.4 Co-Sale Rights.
          (a) If, after the expiration of the forty (40) day period beginning on the Corporation’s deemed receipt of the Transfer Notice (the “Offer Period”), the Corporation and the Non-Selling Securityholders have not elected to purchase, in aggregate, all of the Securities subject to the Transfer Notice, then each of the Non-Selling Securityholders shall have a co-sale right (a “Co-Sale Right”) to sell, upon the terms and conditions contained in the applicable Transfer Notice and in accordance with the procedures set forth in this Section 3.4 (it being understood that, if more than one class or type of Securities is to be sold, the relative prices of such Securities shall be determined as provided in Section 3.4(d))), to the proposed Transferee up to that number of Securities of the same class or type proposed to be Transferred equal to its Co-Sale Pro Rata Share (as defined below); provided, however, that if the Selling Securityholder is Transferring Common Stock, each of the Non-Selling Securityholders may sell shares of Preferred Stock (the number of which shall be determined on an as-converted basis) to the proposed Transferee; provided further that notwithstanding the immediately preceding proviso, in the event that a Non-Selling Securityholder that wishes to exercise its Co-Sale Right holds Securities of the same class or type proposed to be Transferred by the Selling Securityholder, such Non-Selling Securityholder must sell such Securities to the proposed Transferee prior to selling Securities of any other class or type to the proposed Transferee.
          (b) Each Non-Selling Securityholder shall have fifteen (15) days from the expiration of the Offer Period (the “Co-Sale Period”) to exercise its Co-Sale Right as provided in this Section 3.4 by delivering written notice (the “Co-Sale Election Notice”) to the Selling Securityholder, with a copy to the Corporation. The Co-Sale Election Notice shall specify the number of Securities that such Non-Selling Securityholder elects to sell (up to such Co-Sale Pro Rata Share). A Non-Selling Securityholder’s failure to deliver a Co-Sale Election Notice with respect to such Securities within the Co-Sale Period shall be deemed a waiver of its Co-Sale Right with respect to the proposed Transfer.
          (c) If a prospective Transferee refuses to purchase Securities from a Non-Selling Securityholder exercising its Co-Sale Right hereunder, the Selling Securityholder shall not sell any Securities to such prospective Transferee unless and until, simultaneously with such sale, the Selling Securityholder shall purchase such Securities from the Non-Selling Securityholder for the same consideration (or cash equal to the fair market value thereof as determined in good faith by a majority of the Board) and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.
          (d) In the event that a Non-Selling Securityholder has delivered a Co-Sale Election Notice with respect to Securities that are of a class or type other than the class or type being sold by the Selling Securityholder to the proposed Transferee, the price per share to be paid by the proposed Transferee for such Non-Selling Securityholder’s Securities shall be determined in good faith by a majority of the Board and shall be equal on a relative basis to the price per share being paid by the proposed Transferee for the Selling Securityholder’s Securities, taking into account the relative rights and privileges of the respective classes of Securities.
          (e) Each Non-Selling Securityholder’s “Co-Sale Pro Rata Share” with respect to any proposed Transfer is that number of Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock (calculated on a Fully-Diluted Basis) subject to the Transfer Notice by (ii) a fraction, (x) the numerator of which is the number of shares of Common Stock (calculated on a Fully-Diluted Basis) then held by such Non-Selling Securityholder and (y) the denominator of which is the total number of shares of Common Stock then outstanding (calculated on a Fully-Diluted Basis).
     3.5 Transfer of Securities upon Failure to Exercise Rights. The Selling Securityholder may, during the 60-day period following the expiration of the Co-Sale Period, conclude a Transfer of any or all of the Securities covered by the Transfer Notice and not otherwise subject to the Right of First Refusal or Co-Sale Right, on terms and conditions the same or the same in all material respects as those described in the Transfer Notice; provided, however, that if the Selling Securityholder fails to consummate the proposed Transfer described in the Transfer Notice during the 60-day period following the expiration of the Co-Sale Period, or if a proposed Transfer is to be consummated on terms that are not the same in all material respects as those disclosed in the Transfer Notice or with a proposed Transferee other than that identified in the Transfer Notice, then the Selling Securityholder shall be required to comply anew with the requirements of this Article III prior to consummating the proposed Transfer.

ARTICLE IV
DRAG-ALONG OBLIGATIONS
     4.1 Drag-Along Obligations of Securityholders.
          (a) For so long as the Investors own (or would own after giving effect to all of the transactions contemplated by the Original Purchase Agreement and the Series D Purchase Agreement) at least 20% of the outstanding Securities (on a Fully-Diluted Basis), if the Board (including a majority of the Investor Directors (as defined below) and a majority of the holders of outstanding shares of Common Stock and Preferred Stock (voting on a Common Stock equivalent basis) approve a Sale of the Corporation (an “Approved Sale”), then each Securityholder covenants and agrees to vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (x) merger or consolidation, each Securityholder covenants and agrees to waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation, (y) sale of Securities, each Securityholder covenants and agrees to sell all of his, her or its Securities and rights to acquire Securities on the terms and conditions so approved or (z) sale of all or substantially all of the assets of the Corporation, each Securityholder covenants and agrees to approve any subsequent liquidation of the Corporation in connection therewith. In addition, each Securityholder covenants and agrees to take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board.
          (b) Conditions to Drag-Along Obligations. The obligations of the Securityholders described in Section 4.1(a) with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each Securityholder shall receive the same portion of the aggregate consideration that such Securityholder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale (giving effect to applicable orders of priority); and (ii) upon the consummation of any such Approved Sale, all of the Securityholders of a particular class of Securities shall receive (or shall have the option to receive) the same form of consideration.
     4.2 Indemnification in Approved Sale.
          (a) In connection with any Approved Sale, the Securityholders shall be obligated to join on a pro rata basis (based on each such Securityholder’s share of the aggregate proceeds paid with respect to its equity interest in the Corporation) in any indemnification obligation agreed to in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder’s title to and ownership of Securities); provided, that (x) no such Securityholder shall be obligated in connection with such Approved Sale to indemnify the prospective Transferee or its Affiliates with respect to an amount in excess of the net cash proceeds paid to such Securityholder in connection with such Approved Sale; (y) any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Securityholders; and (z) each such Securityholder shall pay its Pro Rata Share of the expenses incurred by the Securityholders in connection with such Approved Sale.
          (b) Notwithstanding anything contained in this Agreement, in no event will any Securityholder be required to make any representations or warranties in connection with an Approved Sale that are joint and several with any other Securityholder(s) or that pertain to matters other than title to the Common Stock or other securities held by such Securityholder, such Securityholder’s capacity, authority or power to consummate or participate in the transaction in question and other matters peculiar to such Securityholder and customary for the type of transaction being consummated.
ARTICLE V
PREEMPTIVE RIGHTS
     5.1 Preemptive Rights.
          (a) If the Corporation proposes to issue or sell any New Securities after the date hereof, the Corporation shall notify in writing each Preferred Stockholder (each a “Preemptive Right Holder”) of such proposed transaction (the “Preemptive Right Notice”). The Preemptive Right Notice shall describe the proposed issuance or sale, identify the proposed buyer and contain an offer to sell to each Preemptive Right Holder, at the same price and for the same consideration (subject to the last sentence of this paragraph) to be paid by the proposed buyer, additional New Securities of the same class and type being offered to the proposed buyer in an amount equal to the product obtained by multiplying (i) the number of New Securities being offered to the proposed buyer by (ii) a fraction, (x) the numerator of which is the number of shares of Preferred Stock and Conversion Common Shares held by such Preemptive Right Holder (calculated on a Fully-Diluted Basis) and (y) the denominator of which is the total number of shares of Preferred Stock and Conversion Common Shares then outstanding (on a Fully-Diluted Basis). If the purchase price for the New Securities to be paid by the proposed buyer is in some form other than cash, then a Preemptive Right Holder may pay for the additional New Securities it is entitled to purchase hereunder in cash (with the fair market value of any non-cash consideration to be paid by such buyer to be determined in good faith by the Board). A Preemptive Right Holder shall have fifteen (15) days from the receipt of a Preemptive Right Notice (the “Preemptive Rights Period”) to accept the offer contained in such Preemptive Right Notice, and any purchase of New Securities by a Preemptive Right Holder shall be made within 30 days of receipt of the Preemptive Right Notice by such Preemptive Right Holder.
          (b) If any Preemptive Right Holder fails to accept the offer contained in the Preemptive Right Notice within the Preemptive Rights Period, the Corporation shall be entitled to sell such New Securities free of any right on the part of such Preemptive Right Holder under this Section 5.1 during the one hundred eighty (180) days following the expiration of the Preemptive Rights Period at a price not less than, and on other terms and conditions not more favorable than, that offered to such Preemptive Right Holder. Any New Securities offered or sold by the Corporation thereafter must be reoffered to all Preemptive Right Holders, in accordance with the terms of this Section 5.1.

ARTICLE VI
BOARD OF DIRECTORS AND VOTING AGREEMENT
     6.1 Size and Composition of Board. From and after the date of this Agreement and until the termination hereof in accordance with Section 7.1, each Securityholder shall vote all of its shares of Preferred Stock and Common Stock and any other voting Securities of the Corporation over which such Securityholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a committee of the Board or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:
          (a) the authorized number of directors on the Board shall be established at, and shall remain during the term of this Agreement fixed at, eleven (11) directors, except for any increases in the size of the Board provided for upon the occurrence of certain events set forth in the Certificate of Incorporation;
          (b) for so long as any shares of Preferred Stock or Conversion Common Shares remain outstanding, three (3) persons nominated by the holders of a majority of shares of Common Stock (on a Fully-Diluted Basis) held by the Preferred Stockholders shall be elected to the Board (any director nominated or designated pursuant to this Section 6.1(b) or 6.1(c), an “Investor Director”);
          (c) if any Investor Director ceases to serve as a member of the Board during his or her term of office, whether due to such director’s death, resignation or removal (subject to Section 6.1(d)), then the resulting vacancy shall be filled by a representative designated by the holders of a majority of shares of Preferred Stock and Conversion Common Shares (voting on a Common Stock equivalent basis) held by the Preferred Stockholders; and
          (d) no Investor Director shall be removed from the Board without the written consent of the holders of a majority of shares of Preferred Stock and Conversion Common Shares (voting on a Common Stock equivalent basis) held by the Preferred Stockholders.
     6.2 Committees of the Board.
          (a) The Board shall establish and maintain a compensation committee which shall recommend to the Board for approval the compensation of the senior management of the Corporation and each Subsidiary of the Corporation (including any stock option grants, bonus levels and all other decisions relating to the administration of any stock option or bonus agreement or program). The compensation committee shall be composed of three (3) members, one of whom shall be an Investor Director.
          (b) If the Board establishes and maintains an audit committee, such audit committee shall have delegated to it all power of the Board to carry out the customary duties of an audit committee. Any such audit committee shall be composed of three (3) members, one (1) of whom shall be an Investor Director.

     6.3 Covenants of the Corporation. The Corporation agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include the use of the Corporation’s best efforts to cause the nomination and election of the directors as provided above. The Corporation shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested in order to protect the rights of the parties hereunder against impairment.
     6.4 Third Party Beneficiary. Each Securityholder agrees that the Corporation shall be a third party beneficiary under this Agreement and that, as such, the Corporation shall be empowered to demand, through legal action or otherwise, the strict adherence by each Securityholder to the terms hereof and the enforcement of this Agreement. In addition, the Corporation shall be entitled to recover damages from any Securityholder who breaches this Agreement.
     6.5 Voting Agreement. Section 6.1 of this Agreement is intended to constitute a voting agreement in accordance with Section 218(c) of the General Corporation Law of the State of Delaware.
     6.6 Expenses. The Corporation will reimburse each director for his or her reasonable out-of-pocket expenses incurred in attending any meeting of the Board or any committee of the Board.
ARTICLE VII
GENERAL PROVISIONS
     7.1 Termination. This Agreement shall terminate, and all rights and obligations hereunder shall cease (other than the provisions of Article IV, the final sentence of this Section 7.1, and Sections 7.5 through 7.8 and 7.13 through 7.17), upon the occurrence of any of the following events:
          (a) The liquidation or dissolution of the Corporation, whether voluntary or involuntary, unless incidental to a reorganization of the Corporation or the distribution of its assets to a parent company;
          (b) The adjudication of the Corporation as bankrupt, the execution by it of an assignment for the benefit of creditors or the appointment of a receiver for the Corporation or a material portion of its assets, if such appointment is not vacated within 90 days after the effective date of such appointment;
          (c) The written consent of (i) the Corporation and (ii) the holders of a majority of the shares of Common Stock (on a Fully-Diluted Basis) held by the Securityholders party hereto, including a majority of the Conversion Common Shares, voting separately as a single class on a Fully-Diluted Basis;
          (d) A Change of Control Event; or

          (e) A Qualified IPO (as defined in the Certificate of Incorporation).
          Upon the expiration or termination of this Agreement, the restrictive legend set forth in Section 7.4 shall promptly be removed from all certificates representing Securities.
     7.2 Restrictions on Other Agreements. No Securityholder shall enter into any stockholder agreement or other arrangements of any kind with any Person with respect to the Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Securityholders), including agreements or arrangements with respect to the acquisition, disposition or voting of Securities.
     7.3 Specific Enforcement. Each Securityholder expressly agrees that the other Securityholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any Securityholder, each of the other Securityholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.
     7.4 Legend. Each certificate or instrument representing any of the Securities shall bear a legend in substantially the following form:
“THE TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN SECOND AMENDED AND RESTATED SECURITYHOLDERS’ AGREEMENT, DATED AS OF AUGUST 27, 2009, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG XSTREAM SYSTEMS, INC. (THE “COMPANY”) AND CERTAIN SECURITYHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
     7.5 Confidentiality.
          (a) Each Securityholder agrees to keep all Confidential Information (as defined below) confidential and not use or disclose such information to others during the term of this Agreement and at all times thereafter, except (i) to such Securityholder’s attorneys, accountants or financial advisors, provided that, prior to any such disclosure, such Securityholder has delivered written notice to such attorneys, accountants and financial advisors that the information is subject to prohibitions upon use or disclosure pursuant to the terms of this Agreement, and provides the Corporation concurrently with a copy of each such notice or (ii) as required by law. In the event any Securityholder is no longer a securityholder of the Corporation, such securityholder shall neither take nor retain, without prior written authorization from the Corporation, any other Confidential Information, or copies thereof, of any kind belonging to the Corporation. Without limiting other possible rights or remedies to the Corporation for such Securityholder’s breach of this covenant, each Securityholder acknowledges and agrees that injunctive or other equitable relief shall be available to the Corporation to enforce this covenant, without having to post a bond, cash or otherwise.
     (b) “Confidential Information” means and shall include any and all of the following: (i) the parties to this Agreement; (ii) the respective ownership or other economic interest that each Securityholder has with respect to the Corporation; and (iii) all trade secrets, know-how, and all information concerning the business and affairs of the Corporation and its Subsidiaries (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and client data and information), however documented, that has been or may hereafter be provided or shown to a Securityholder by the Corporation or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors, of the Corporation. Confidential Information does not include information which (i) is in the public domain; (ii) is received by a Securityholder outside of the Securityholder’s relationship with the Corporation or any of its Subsidiaries from a party not directly or indirectly under an obligation of confidentiality to the Corporation or its Subsidiaries; (iii) later becomes public, unless such information is made public by the Securityholder in breach of this Agreement or by any other party directly or indirectly under an obligation of confidentiality to the Corporation or its Subsidiaries; or (iv) which a Securityholder is required to disclose by or to any court of competent jurisdiction or any other governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; provided, that such Securityholder shall, prior to any such disclosure, immediately notify the Corporation or the Securityholder to which the information required to be disclosed relates of such requirement in order to allow the Corporation or such affected Securityholder a reasonable opportunity to seek protective measures of such Confidential Information.
     7.6 Notices. Any notices required or permitted to be sent hereunder to a Securityholder shall be delivered personally, transmitted by fax, mailed via certified mail (return receipt requested) or delivered by overnight courier service to the address set forth on the stock record books of the Corporation, or such other address as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery if delivered personally, upon receipt of confirmation of transmission if transmitted by fax, three (3) business days after mailing if mailed, or one business day after delivery to the courier if delivered by overnight courier service. Any notices to the Corporation shall be sent to the following:

XStream Systems, Inc.	With a copy to:
10305 102nd Terrace	Greenberg Traurig, P.A.
Suite 101	5100 Town Center Circle
Sebastian, FL 32958	Suite 400
Attention: Chief Executive Officer	Boca Raton, FL 33486
Facsimile: (772) 589-4622	Attention: Bruce C. Rosetto
Facsimile: (561) 367-6225

     7.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings between or among the parties hereto (whether written or oral), including that certain Stockholders Agreement, dated as of October 7, 2004, among the Corporation, the Investors named therein and Brian Mayo, and the Original Stockholders Agreement.
     7.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the choice of law provisions of such State or any other State.
     7.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and Permitted Transferees.
     7.10 Further Assurances. The parties hereto agree, upon the reasonable request of the Board, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
     7.11 Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of (i) the Corporation and (ii) the holders of a majority of the shares of Common Stock (on a Fully-Diluted Basis) held by the Securityholders party hereto, including a majority of the Conversion Common Shares, acting separately as a single class on a Fully-Diluted Basis, provided that if a proposed waiver or amendment would treat any Securityholder in respect of such Securityholder’s Securities differently from the other Securityholders holding the same Securities, then the consent of such Securityholder shall be required to effect any such waiver or amendment. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party hereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
     7.12 Addition of Securityholders. As requested by the Corporation, this Agreement shall be binding upon additional securityholders upon the acquisition by them of capital stock of the Corporation, and upon execution of a Joinder by the additional securityholder and the Corporation, as if all such signatories were original signatories to this Agreement, as Securityholders.
     7.13 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     7.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     7.15 Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
     7.16 Delivery by Facsimile. This Agreement, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall reexecute original forms thereof and deliver them to all other parties. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
     7.17 Failure to Deliver Securities. If any Securityholder who has become obligated to sell Securities hereunder shall fail to deliver such Securities to the Corporation in accordance with the terms of this Agreement, the Corporation may, at its option, send to such Securityholder by registered mail, return receipt requested, the consideration for such Securities as is herein specified. Thereupon, the Corporation shall (i) cancel on its books the certificate or certificates in the name of the Corporation representing such Securities and (ii) issue, in lieu thereof, a new certificate or certificates in the name of the Corporation representing such Securities, and thereupon all of such Securityholder’s rights in and to such Securities shall terminate, subject to any previously asserted and outstanding claim by such Securityholder.
[Signature Page Follows]

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION: XSTREAM SYSTEMS, INC.
By:	/s/ Anthony Chidoni
	Name:	Anthony Chidoni
	Title:	Secretary

SECURITYHOLDERS:

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Simon Irish
Simon Irish

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Debra Pipines
Debra Pipines

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ E.D. Vaughn
E.D. Vaughn

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ William Hamilton
William Hamilton

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ James J. Coyne MD

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Mark S. Butler
Mark S. Butler

Signature Page to Second A&R Securityholders’ Agreement

REDACTED
          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ James J. Lowrey
James J. Lowrey

/s/ James J. Lowrey
James J. Lowrey, Manager of HLG, LLC

/s/ James J. Lowrey
James J. Lowrey, Managing Partner
of JTW Partners

Signature Page to Second A&R Securityholders’ Agreement

           IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:

ALAN AUSTIN LIVING TRUST

By:	/s/ Alan Austin
Alan Austin, Trustee

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Dennis Ferro

Signature Page to Second A&R Securityholders’ Agreement

REDACTED
          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Robert E. Kennedy
Robert E. Kennedy

Signature Page to Second A&R Securityholders’ Agreement

          IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORPORATION:

XSTREAM SYSTEMS, INC.

By:
Name:
Title:

SECURITYHOLDERS:
/s/ Anthony Chidoni
Anthony Chidoni

Signature Page to Second A&R Securityholders’ Agreement

Series D Round	APPENDIX A

		Issued and	Issued and	Issued and	Issued and
		Outstanding	Outstanding	Outstanding	Outstanding	Approval
	Name	Common	Series A(1)	Series B(1)	Series C(1)	Rec’d

1.	52 River Course Associates LLC	0	32,895	58,332	0
2.	Alvin J. Delaire, Jr. IRA/SEP	0	6,579	0	0
3.	Andonia & Nikitas Kleopoulos, JTWROS	13,158	0	0	0
4.	Anthony Chidoni	0	0	99,999	24,999	Y
5.	Arthur Calcagnini	0	13,158	16,666	8,333	Y
6.	Arthur Mclnerney	0	6,579	5,000	0
7.	Barry Horne	3,300	0	0	0
8.	C.B. Rogers, Jr.	49,243	13,313	42,003	0
9.	Carole Delaire	0	0	5,000	0
10	Daniel M. Durand	13,638	0	0	0
11	Darren Sylvia	9,167	0	0	0	Y
12	Dennis Cummings	0	13,158	16,666	0	Y
13.	Dick Fava	0	0	16,666	0	Y
14.	Douglas S. Frye	10,666	0	0	0	Y
15.	Earl Segerdahl	0	13,158	16,666	15,000
16.	Edward D. Conroy	0100	0	0	0
17.	Entrust IRA Administration, Inc. FBO JackGruber IRA 0226360TR	0	0	67,251	0
18.	Feldman Partners	0	6,579	5,000	0	Y
19.	Frank J. Lincoln, Jr.	0	0	33,625	0
20.	Gary Steven Thompson	10,666	0	0	0
21.	Geoffrey and Joanne Stringer	0	0	0	3,000	Y
22.	Geoffrey Stringer	0	13,158	24,999	0	Y
23.	Hugh and Ann Thompson, JTWROS	42,664	0	0	0
24.	Hugh Thompson, Jr.	19,737	0	0	0
25.	James Bennett	0	0	16,666	0
26.	James Bernhart	0	6,579	0	0
27.	James Coyne	0	6,579	8,333	9,000
28.	James W. Ryan, Esq.	21,332	0	0	0
29.	James W. Ryan, Trustee — Frazer, Ryan, Goldberg, Arnold & Glittler LLP 401(k) Plan -FBO James W. Ryan	21,332	0	0	0
30.	Jane Delaire	0	0	5,000	0
31.	Jane M. Delaire IRA R/O	0	6,579	0	0
32.	Jeff Brown	050	0	0	0
33.	John Edison	0	13,158	16,666	0
34.	John H. Isenhour	21,332	0	0	0
35.	John M Dalton	0	0	5,000	0	Y
36.	Joseph Coakley	0100	0	0	0
37.	Joseph Cornacchia	0	13,158	33,332	15,000	Y
38.	Joseph Melone	0	32.895	58,332	0	Y
39.	Judith M. Bracken	0	0	16,812	0
40.	Julie C. O’Brian TTEE	6,579	0	0	0
41.	Katherine C. Lightfoot, Trustee of the KCHL Revocable Trust Dated 8/24/95	10,666	0	0	0
42.	Kathryn M. Dircks And Randy Joel Dircks Living Trust	2,500	0	8,406	0
43.	Laurie Tegreene	0100	0	0	0
44.	Linda Nelson	0	0	12,179	0
45.	Lovejoy Family Limited Partnership	0	0	100,386	24,999	Y
46.	Lowrey Family Investments LLC(2)	0	263,160	200,001	149,999	Y
47.	Mallie M. Ireland	57,648	0	33,625	0
48.	Michael E. Catanzaro Jr.	0	0	8,333	0

Series D Round	APPENDIX A

		Issued and	Issued and	Issued and	Issued and
		Outstanding	Outstanding	Outstanding	Outstanding	Approval
	Name	Common	Series A(1)	Series B(1)	Series C(1)	Rec’d

49.	Michael Haley Trustee, Michael Winder Haley Revocable Trust U/A dated December 1, 2006	0	0	50,000	0	Y
50.	Michael Paterson	0	13,342	0	0
51.	Michael W. Haley Revocable Trust	0	65,790	33,333	36,000	Y
52.	Navarro Family Partners	0	13,158	0	0
53.	Paul J. Micciche	11,750	0	0	0	Y
54.	Paul M. Micciche	1,340	0	0	0
55.	Peter Barrett	0	13,158	0	0
56.	Phillip Odeen	0	13,158	33,333	0	Y
57.	Rebecca Shealy	10,666	0	0	0
58.	Richard A. Moore, GM, Gaylord Brooks Investment LLC	31,998	0	0	0
59.	Robert A. Prindiville 2006 Personal Trust dated February 2, 2006	6,579	0	50,437	0	Y
60.	Robert Girling	0	32,895	74,999	30,000	Y
61.	Robert J. Morrissey	0	52,632	0	0
62.	Robert Kennedy	0	6,579	33,387	8,333	Y
63.	Robert Kochem	0153	0	0	0
64.	Robert M. Gibb	42,664	0	16,812	0
65.	Robert Poden	0	13,158	5,000	0
66.	Robert W. Bracken	6,579	0	16,812	0	Y
67.	Roger T. Sobkowiak	11,950	0	0	0	Y
68.	Ronald H. Dunbar	6,579	0	0	0
69.	Samuel B. Hayes III, Revocable Trust	6,579	26,867	58,849	0
70.	Scott and Debbie Bell	0	6,624	0	0
71.	SEI Private Trust Co. Custodian Robert Prindi IRA R/O	0	13,498	0	0	Y
72.	Sherry Meader	0180	0	0	0
73.	State University of New Jersey, Rutgers	73,500	0	0	0
74.	Steven P. Kleopoulos	0	0	8,360	0
75.	Summit Investors of Vero, Ltd.	0	65,790	0	0	Y
76.	Terry Thompson	10,666	0	0	0
77.	The Decedent’s Trust of the Lightfoot Revocable Trust Dated 2/22/83	31,998	0	0	0	Y
78.	The Kathryn M Dircks and Randy Joel Dircks Living Trust	2,500	0	0	0
79.	The Mayo Family Revocable Trust dated July 13, 2000	276,416	0	46,782	8,333	Y
80.	The Sanford Katz & Irma Katz Revocable Trust dated August 9, 2006	0	6,579	8,333	0
81.	The Survivor’s Trust of The Lightfoot Revocable Trust Dated 2/22/83	42,664	0	8,406	0	Y
82.	Thomas W. Cook	79,654	13,450	100,519	0	Y
83.	Triantafillos Parlapanides	0	0	8,407	0
84.	Vincent E. DeTurris	20,000	0	0	0	Y
85.	Walter F. Helfrecht	195,000	0	0	0
86.	Walter Lovejoy	0	26,316	0	0
87.	Wendy Thompson	10,666	0	0	0
88.	William E. Mayo	195,000	0	0	0
89.	William E. Mayo, as Trustee of The Mayo Children’s 2000 Irrevocable Trust dated July 13, 2000	100,000	0	0	0
90.	William Jennings	0	52,632	33,333	0
91.	William Scully	0	65,790	101,081	33,000	Y
92.	William Towles	42,664	0	0	0
93.	Wilshire Investors, LLC	42,664	0	0	0

	TOTALS:	1,574,387	962,101	1,619,127	365,996

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Anthony Chidoni
[Name] Anthony Chidoni

6

REDACTED
IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ A. B. Calcagnini
[Name] A. B. Calcagnini

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Darren Sylvia
[Name] Darren Sylvia

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Dennis K. Cummings
[Name] Dennis K. Cummings

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Richard J. Fava
[Name] Richard J. Fava

REDACTED

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Douglas Frye
[Name] Douglas Frye
8/13/09

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ William M. Feldman
[Name] William M. Feldman General Partner FELDMAN PARTNERS

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, appropriate.

/s/ Geoffrey L. Stringer
[Name] Geoffrey L. Stringer

/s/ Joanne C. Stringer

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Geoffrey L. Stringer
[Name] Geoffrey L. Stringer

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ John M. Dalton
[Name] John M. Dalton

REDACTED

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Joseph M. Cornacchia
[Name] Joseph M. Cornacchia

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Joseph J. Melone
[Name] Joseph J. Melone

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Walter Lovejoy
[Name] Walter Lovejoy MGR. LOVEJOY FAMILY PARTNERSHIP

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ James Lowrey
[Name] JAMES Lowrey

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series’ C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Michael Haley
[Name] Michael Haley Rev. Trust and Michael Haley Trustee, Michael Winder Haley Revocable Trust U/A dated December 1, 2006

REDACTED

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Paul J. Micciche
[Name] Paul J. Micciche

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Phillip Odeen
[Name] Phillip Odeen

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Robert Girling 8-12-09
[Name] Robert Girling

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Robert E. Kennedy
[Name] Robert E. Kennedy

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Robert Bracken
[Name] Robert Bracken

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Roger T. Sobkowiak
[Name]
8.12.09

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Robert A. Prindiville
[NAME] Robert A. Prindiville

For:
SEI Private Trust Co. Custodian
Robert Prindiville IRA R/O
and
Robert A. Prindiville 2006 Personal
Trust dated February 2, 2006

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Paul Becker
Summit Investors

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ John C. Lightfoot, Trustee

[Name]	John C. Lightfoot, Trustee

For:
The Decedent’s Trust of the Lightfoot Revocable Trust Dated 2/22/83

and	The Survivor’s Trust of the Lightfoot Revocable Trust Dated 2/22/83

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Bryan T. Mayo, Trustee

[Name]

The Mayo Family Revocable Trust dated 7/13/00

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Vincent E. DeTurris 8/14/09

[Name] Vincent E. DeTurris

6

REDACTED
     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ William P. Scully

[Name]	William P. Scully

6

     IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date first above written and authorized its attachment as a counterpart to each of the Series D Purchase Agreement, the Series D Warrant Agreement, the A&R Series B Warrant Agreement, the A&R Series C Warrant Agreement, the Second A&R Securityholders’ Agreement and the A&R Registration Rights Agreement, as appropriate.

/s/ Thomas Cook

[Name]	Thomas Cook 8-12-09

6

EXHIBIT A

SECURITYHOLDERS OF THE CORPORATION

		Issued and	Issued and		Issued and		Issued and
	Issued and	Outstanding	Outstanding		Outstanding		Outstanding
	Outstanding	Series A	Series B	Series B	Series C	Series C	Series D	Series D
Name	Common	Preferred	Preferred	Warrants	Preferred	Warrants	Preferred	Warrants

1. 52 River Course Associates LLC	0	32,895	58,332	291,660	0	0	0	0
2. Alan Austin Living Trust dated 9/26/097	0	0	0	0	0	0	133,333	666,665
3. Alvin J. Delaire, Jr. IRA/SEP	0	6,579	0	0	0	0	0	0
4. Andonia & Nikitas Kleopoulos, JTWROS	13,158	0	0	0	0	0	0	0
5. Anthony Chidoni	0	0	99,999	499,995	24,999	124,995	13,333	66,665
6. Arthur Calcagnini	0	13,158	16,666	83,330	8,333	41,665	0	0
7. Arthur Mclnerney	0	6,579	5,000	25,000	0	0	0	0
8. Barry Horne	3,300	0	0	0	0	0	0	0
9. Brian T. Mayo	65,000	0	0	0	0	0	0	0
10. C.B. Rogers, Jr.	6,579	13,313	42,003	210,015	0	0	0	0
11. Carole Delaire	0	0	5,000	25,000	0	0	0	0
12. Charles McDonell, M.D.	42,664	0	0	0	0	0	0	0
13. Clarence B. Rogers, Jr.	42,664	0	0	0	0	0	0	0
14. Daniel M. Durand	13,638	0	0	0	0	0	0	0
15. Darren Sylvia	9,167	0	0	0	0	0	0	0
16. Deborah Pipines	0	0	0	0	0	0	33,333	166,665
17. Debra J. Collins	72	0	0	0	0	0	0	0
18. Dennis Cummings	0	13,158	16,666	83,330	0	0	0	0
19. Dennis H. Ferro	0	0	0	0	0	0	16,666	83,330
20. Dick Fava	0	0	16,666	83,330	0	0	0	0
21. Douglas S. Frye	10,666	0	0	0	0	0	0	0
22. E. Darracott Vaughan, Jr., M.D.	0	0	0	0	0	0	10,000	50,000
23. Earl Segerdahl	0	13,158	16,666	83,330	15,000	75,000	0	0
24. Edward D. Conroy	100	0	0	0	0	0	0	0
25. Elizabeth A. Mayo and Brian T. Mayo as Trustees of The Mayo Family Revocable Trust dated July 13, 2000	250,100	0	0	0	0	0	0	0
26. Entrust IRA Administration, Inc. FBO Jack Gruber IRA 0226360TR	0	0	67,251	336,255	0	0	0	0
27. Feldman Partners	0	6,579	5,000	25,000	0	0	0	0

		Issued and	Issued and		Issued and		Issued and
	Issued and	Outstanding	Outstanding		Outstanding		Outstanding
	Outstanding	Series A	Series B	Series B	Series C	Series C	Series D	Series D
Name	Common	Preferred	Preferred	Warrants	Preferred	Warrants	Preferred	Warrants

28. Frank J. Lincoln, Jr.	0	0	33,625	168,125	0	0	0	0
29. Gary Steven Thompson	10,666	0	0	0	0	0	0	0
30. Geoffrey and Joanne Stringer	0	13,158	24,999	124,995	3,000	15,000	0	0
31. Hugh and Ann Thompson, JTWROS	42,664	0	0	0	0	0	0	0
32. Hugh Thompson, Jr.	19,737	0	0	0	0	0	0	0
33. James Bennett	0	0	16,666	83,330	0	0	0	0
34. James Bernhart	0	6,579	0	0	0	0	0	0
35. James Coyne	0	6,579	8,333	41,665	9,000	45,000	15,000	75,000
36. James L. Wentzel	500	0	0	0	0	0	0	0
37. James W. & Christine Ancey, JTWROS	13,158	0	0	0	0	0	0	0
38. James W. Ryan, Esq.	21,332	0	0	0	0	0	0	0
39. James W. Ryan, Trustee — Frazer, Ryan, Goldberg, Arnold & Glittler LLP 401(k) Plan — FBO James W. Ryan	21,332	0	0	0	0	0	0	0
40. Jane M. Delaire IRA R/O	0	6,579	5,000	25,000	0	0	0	0
41. Jeff Brown	50	0	0	0	0	0	0	0
42. John C. Lightfoot, Trustee, The Decedent’s Trust of the Lightfoot Revocable Trust Dated 2/22/83	31,998	0	0	0	0	0	0	0
43. John C. Lightfoot, Trustee, The Survivor’s Trust of The Lightfoot Revocable Trust Dated 2/22/83	42,664	0	8,406	42,030	0	0	0	0
44. John Edison	0	13,158	16,666	83,330	0	0	0	0
45. John H. Isenhour	21,332	0	0	0	0	0	0	0
46. John M Dalton	0	0	5,000	25,000	0	0	0	0
47. Joseph Coakley	100	0	0	0	0	0	0	0
48. Joseph Cornacchia	0	13,158	33,332	166,660	15,000	75,000	0	0
49. Joseph Melone	0	32,895	58,332	291,660	0	0	0	0
50. Judith M. Bracken	0	0	16,812	84,060	0	0	0	0
51. Julie C. O’Brian TTEE	6,579	0	0	0	0	0	0	0
52. Katherine C. Lightfoot, Trustee of the KCHL Revocable Trust Dated 8/24/95	10,666	0	0	0	0	0	0	0
53. Kathryn M. Dircks And Randy Joel Dircks Living Trust	5,000	0	8,406	42,030	0	0	0	0
54. Laurie Tegreene	100	0	0	0	0	0	0	0
55. Linda Nelson	0	0	12,179	60,895	0	0	0	0
56. Lovejoy Family Limited Partnership	0	0	100,386	501,930	24,999	124,995	0	0
57. Lowrey Family Investments LLC	0	263,160	200,001	1,000,005	149,999	749,995	200,000	1,000,000
58. Mallie Ireland	57,648	0	33,625	168,125	0	0	0	0

		Issued and	Issued and		Issued and		Issued and
	Issued and	Outstanding	Outstanding		Outstanding		Outstanding
	Outstanding	Series A	Series B	Series B	Series C	Series C	Series D	Series D
Name	Common	Preferred	Preferred	Warrants	Preferred	Warrants	Preferred	Warrants

59. Mark S. Butler	0	0	0	0	0	0	16,750	83,750
60. Michael E. Catanzaro Jr.	0	0	8,333	41,665	0	0	0	0
61. Michael Paterson	0	13,342	0	0	0	0	0	0
62. Michael W. Haley Revocable Trust	0	65,790	83,333	416,665	36,000	180,000	0	0
63. Navarro Family Partners	0	13,158	0	0	0	0	0	0
64. Paul J. Micciche	11,750	0	0	0	0	0	0	0
65. Paul M. Micciche	1,340	0	0	0	0	0	0	0
66. Peter Barrett	0	13,158	0	0	0	0	0	0
67. Phillip Odeen	0	13,158	33,333	166,665	0	0	0	0
68. Rebecca Shealy	10,666	0	0	0	0	0	0	0
69. Richard A. Moore, GM, Gaylord Brooks Investment LLC	31,998	0	0	0	0	0	0	0
70. Robert A. Prindiville 2006 Personal Trust dated February 2, 2006	6,579	0	50,437	252,185	0	0	0	0
71. Robert E. Washburn & Sheila A. Washburn, JTWROS	38,577	0	0	0	0	0	0	0
72. Robert Girling	0	32,895	74,999	374,995	30,000	150,000	0	0
73. Robert J. Morrissey	0	52,632	0	0	0	0	0	0
74. Robert Kennedy	0	6,579	33,387	166,935	8,333	41,665	8,333	41,665
75. Robert Kochem	153	0	0	0	0	0	0	0
76. Robert M. Gibb	42,664	0	16,812	84,060	0	0	0	0
77. Robert Poden	0	13,158	5,000	25,000	0	0	0	0
78. Robert W. Bracken	6,579	0	16,812	84,060	0	0	0	0
79. Roger Sobkowiak	11,950	0	0	0	0	0	0	0
80. Ronald H. Dunbar	6,579	0	0	0	0	0	0	0
81. Samuel B. Hayes III, Revocable Trust	6,579	26,867	58,849	294,245	0	0	0	0
82. Scott and Debbie Bell	0	6,624	0	0	0	0	0	0
83. SEI Private Trust Co. Custodian Robert Prindiville IRA R/O	0	13,498	0	0	0	0	0	0
84. Sherry Meader	180	0	0	0	0	0	0	0
85. Simon Irish	0	0	0	0	0	0	100,000	500,000
86. State University of New Jersey, Rutgers	73,500	0	0	0	0	0	0	0
87. Steven P. Kleopoulos	0	0	8,360	41,800	0	0	0	0
88. Summit Investors of Vero, Ltd.	0	65,790	0	0	0	0	0	0
89. Susan M. Carroll	10,666	0	0	0	0	0	0	0
90. Terry Thompson	10,666	0	0	0	0	0	0	0

		Issued and	Issued and		Issued and		Issued and
	Issued and	Outstanding	Outstanding		Outstanding		Outstanding
	Outstanding	Series A	Series B	Series B	Series C	Series C	Series D	Series D
Name	Common	Preferred	Preferred	Warrants	Preferred	Warrants	Preferred	Warrants

91. The Mayo Family Revocable Trust dated July 13, 2000	26,316	0	46,782	233,910	8,333	41,665	0	0
92. The Sanford Katz & Irma Katz Revocable Trust	0	6,579	8,333	41,665	0	0	0	0
93. Thomas W. Cook	79,654	13,450	100,519	502,595	0	0	0	0
94. Tom Chu	800	0	0	0	0	0	0	0
95. Tom Martz	21,332	0	0	0	0	0	0	0
96. Triantafillos Parlapanides	0	0	8,407	42,035	0	0	0	0
97. Vincent E. DeTurris	20,000	0	0	0	0	0	0	0
98. Walter F. Helfrecht	195,000	0	0	0	0	0	0	0
99. Walter Lovejoy	0	26,316	0	0	0	0	0	0
100. Wendy Thompson	10,666	0	0	0	0	0	0	0
101. William E. Mayo	195,000	0	0	0	0	0	0	0
102. William E. Mayo, as Trustee of The Mayo Children’s 2000 Irrevocable Trust dated July 13, 2000	100,000	0	0	0	0	0	0	0
103. William G. Hamilton, M.D.	0	0	0	0	0	0	16,667	83,335
104. William Jennings	0	52,632	33,333	166,665	0	0	0	0
105. William Scully	0	65,790	101,081	505,405	33,000	165,000	0	0
106. William Towles	42,664	0	0	0	0	0	0	0
107. Wilshire Investors, LLC	42,664	0	0	0	0	0	0	0

SUBTOTAL:	1,767,156	962,101	1,619,127	8,095,635	365,996	1,829,980	563,415	2,817,075

TOTAL PREFERRED:	3,510,639
TOTAL PREFERRED+WARRANTS:	16,253,329
TOTAL COMMON+PREFERRED:	5,277,795
TOTAL COMMON+PREFERRED+WARRANTS:	18,020,485

EXHIBIT B
FORM OF JOINDER AGREEMENT
     The undersigned hereby acknowledges receipt of a copy of that certain Second Amended and Restated Securityholders’ Agreement, dated as of August 27, 2009, among XStream Systems, Inc. (the “Corporation”) and each Person set forth on Exhibit A thereto and each other holder of Securities (as defined therein) that may hereafter become bound by the terms thereof (as amended from time to time, the “Second A&R Securityholders Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Second A&R Securityholders’ Agreement, that it has had an opportunity to review and discuss the terms and conditions of the Second A&R Securityholders’ Agreement with its legal counsel and other advisors, and that it agrees to be bound by the terms and conditions of the Second A&R Securityholders’ Agreement as if it were an original signatory thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Second A&R Securityholders’ Agreement.
     IN WITNESS WHEREOF, the parties have caused this Joinder to be executed on this                      day of                                         ,                     .

SECURITYHOLDER:

Print Name of Securityholder

Signature

Print Title of Signatory, if Applicable

Address for Notices:

Facsimile: